Exhibit 99.1

Digital Angel to Announce Financial Results for
Second Quarter 2009 on Thursday, August 6

SO. ST. PAUL, MN — July 30, 2009 — Digital Angel (NASDAQ: DIGA), an advanced technology company in the field of animal identification and emergency identification solutions, announced today that it plans to issue its second quarter 2009 financial results for the period ended June 30, 2009, on Thursday, August 6, 2009, at approximately 8:00 a.m. ET. The Company will hold a conference call to discuss the results at 10:00 a.m. ET that same day. Interested participants should call (866) 393-5807 within the United States and Canada, or (706) 679-2276 internationally. Please use passcode 22213711.

Alternatively, a simultaneous webcast of the live conference call can be accessed through Digital Angel’s website at www.digitalangel.com. For persons unable to participate in either the conference call or the webcast, a digitized replay will be available from August 6 at approximately 2:00 p.m. ET to September 6 at 11:59 p.m. ET. For the telephonic replay, dial (800) 642-1687 (USA/Canada) or (706) 645-9291 (international), using access code 22213711. The webcast replay can also be accessed through Digital Angel’s website at www.digitalangel.com.

About Digital Angel
Digital Angel (www.digitalangel.com) is an advanced technology company in the field of animal identification and emergency identification solutions. Digital Angel’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and radio frequency identification (RFID) ear tags; and global positioning systems (GPS) search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts.

Contact:
Digital Angel
Jay McKeage
Phone: (651) 554-1564
jmckeage@digitalangel.com

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